Exhibit 99.1

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH

QUARTER AND YEAR END FISCAL 2005 RESULTS

•                  Fiscal year 2005 net sales increased 13% to $688.5 million

•                  Cash flow from operations increased 41% to $64.3 million

•                  Year-end backlog increased 17% to $598.0 million

•                  Completed divestiture of non-core assets, generating proceeds of $26.8 million

Wayne, PA – May 6, 2005 – Triumph Group, Inc. (NYSE: TGI) reported today that net sales from continuing operations for the fourth quarter of fiscal 2005 totaled $181.9 million, a three percent increase from last year’s fourth quarter net sales of $175.8 million.  For the fiscal year 2005, net sales from continuing operations increased to $688.5 million compared to $608.3 million for fiscal 2004, representing a thirteen percent year over year increase.  Cash flow from operating activities for the 2005 fiscal year was $64.3 million, compared to $45.6 million realized in fiscal 2004, a forty-one percent increase.

“Overall, the fourth quarter operating results from our core businesses were solid,” stated Richard C. Ill, Triumph’s President and Chief Executive Officer.  “During fiscal 2005, revenue continued to grow across our aerospace businesses.  In addition, we executed on our plan to focus on our core aviation companies by completing the divestiture of our Metals Operations and the exit from the Industrial Gas Turbine business.  A combination of cash flow from operating activities and proceeds from divestitures reduced debt by $68 million.  While the divestiture and restructuring activities had an adverse impact on operating results in the short-term, we are confident that our focused business model and strong balance sheet will position us for long-term growth.”

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With significant charges and costs associated with the restructuring steps taken to exit the Industrial Gas Turbine (“IGT”) business, legal expenses related to the previously announced trade secret litigation and first year, non-recurring Sarbanes-Oxley expenses, the company reported income from continuing operations for the fourth quarter of fiscal 2005 of $4.9 million, or $0.30 per diluted common share, compared to $1.2 million, or $0.08 per diluted common share, for the same period last year.  For the fiscal year 2005, the company reported income from continuing operations of $15.8 million, or $0.99 per diluted common share, as compared to $19.4 million, or $1.22 per diluted common share, for fiscal 2004.  Net income for fiscal 2005 was $11.4 million, or $0.72 per diluted common share, versus $18.2 million, or $1.14 per diluted common share, for the prior year. The following table quantifies the operating losses of the Other segment and significant charges and costs incurred in the fourth quarter and for the fiscal year 2005.

	March 31, 2005
	Quarter Ended	Year Ended
	($ in thousands, except per share data)
Other segment results, primarily IGT related
Restructuring and impairment costs	$571	$3,069
Inventory adjustments reported in Cost of Goods Sold	1,751	2,035
Operating losses, less restructuring, impairment & inventory charges	1,878	9,885
Other segment operating losses	4,200	14,989

Trade secret litigation expenses	1,212	2,820

First year, non-recurring Sarbanes-Oxley expenses	705	1,800

Total, pre-tax	$6,117	$19,609

Total, after-tax	$3,975	$12,746

Per share impact of significant charges and costs	$0.25	$0.80

In the fourth quarter of fiscal 2005, the Aerospace Systems segment’s net sales increased six percent to $132.7 million versus $125.0 million for the prior year period.  For the full year, the segment’s net sales increased eighteen percent to $495.4 million from $418.6 million for fiscal 2004.  Operating income was $14.6 million in the fourth quarter and $54.0 million for the full fiscal year 2005, a three percent increase.  The three percent increase in operating income was after $2.8 million of legal expenses associated with the trade secret litigation.

The Aftermarket Services segment reported net sales for the fourth quarter of $45.9 million, an increase of seven percent over fourth quarter fiscal 2004 net sales of $42.9 million.  Net sales for the fiscal year increased seventeen percent to $173.0 million from $147.5 million for fiscal 2004.  Operating income for the fourth quarter was $1.5 million

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and $7.6 million for the full fiscal year 2005.  Core growth in repair product and overhaul service companies was offset by $3.9 million of operating losses incurred by the aerospace related castings operation during the year.

In the Other segment, which primarily consisted of activities related to the IGT markets, net sales decreased to $26.6 million for the year as the company completed its divestiture of its IGT assets.  The segment incurred an operating loss of $4.2 million in the fourth quarter of fiscal 2005 and an operating loss of $15.0 million for the full year.

Commenting on the outlook for fiscal 2006, Mr. Ill said, “As we enter fiscal year 2006, we are better positioned for opportunities created by the continuing recovery of our aviation markets and are optimistic about our future growth.  For fiscal year 2006, we continue to project sales in the range of $700 to $750 million and earnings per share for the year of $1.75 to $2.00, with quarterly results improving sequentially.”

As previously announced, Triumph will hold a conference call today at 10:00 a.m. (EDT) to discuss the fiscal 2005 fourth quarter and year-end results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast.  An audio replay will be available from May 6th until May 13th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode # 692774.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of aircraft and aircraft components as well as commercial, military and air cargo customers.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the company’s positioning for growth, expectations of continued recovery in the aviation markets, and projections of sales, earnings per share and sequential earnings per share growth. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2004.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 4 PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2005	2004	2005	2004

Net Sales	$181,874	$175,755	$688,485	$608,315

Operating Income	8,289	2,967	33,430	36,613

Interest Expense and Other	3,369	3,269	13,025	12,212
Income Tax Expense (Benefit)	50	(1,522)	4,596	4,991

Income from Continuing Operations	4,870	1,220	15,809	19,410
Income (Loss) from Discontinued Operations	168	(23)	(4,381)	(1,188)

Net Income	$5,038	$1,197	$11,428	$18,222

Earnings Per Share - Basic:

Income from Continuing Operations	$0.31	$0.08	$1.00	$1.23
Income (Loss) from Discontinued Operations	$0.01	$(0.00)	$(0.28)	$(0.07)
Net Income	$0.32	$0.08	$0.72	$1.15	*

Weighted average common shares outstanding - Basic	15,898	15,858	15,877	15,842

Earnings Per Share - Diluted:

Income from Continuing Operations	$0.30	$0.08	$0.99	$1.22
Income (Loss) from Discontinued Operations	$0.01	$(0.00)	$(0.27)	$(0.07)
Net Income	$0.31	$0.08	$0.72	$1.14	*

Weighted average common shares outstanding - Diluted	16,016	15,955	15,971	15,918

*  Difference due to rounding.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	March 31,	March 31,
	2005	2004
Assets
Cash	$4,844	$6,766
Accounts Receivable, net	127,942	122,273
Inventory	217,234	203,593
Assets held for sale	0	33,579
Income Tax Refund Receivable	0	8,829
Deferred Income Taxes	5,422	0
Prepaid Expenses and Other	3,887	3,801
Current Assets	359,329	378,841

Property and Equipment, net	234,123	246,501
Goodwill	273,476	267,621
Intangible Assets, net	56,227	27,514
Other	14,560	14,078

Total Assets	$937,715	$934,555

Liabilities & Stockholders’ Equity

Accounts Payable	$65,211	$55,259
Accrued Expenses	74,917	49,771
Liabilities related to assets held for sale	0	8,809
Income Taxes Payable	2,922	1,533
Deferred Income Taxes	0	1,444
Current Portion of Long-Term Debt	1,740	4,884
Current Liabilities	144,790	121,700

Long-Term Debt, less current portion	156,042	220,963
Deferred Income Taxes and Other	110,220	77,578

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,027,324 shares issued	16	16
Capital in excess of par value	259,448	259,322
Treasury Stock, at cost, 123,160 and 167,260 shares	(3,057)	(4,152)
Accumulated other comprehensive income	306	606
Retained earnings	269,950	258,522
Total Stockholders’ Equity	526,663	514,314

Total Liabilities and Stockholders’ Equity	$937,715	$934,555

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2005	2004	2005	2004

Net Sales:
Aerospace Systems	$132,734	$124,967	$495,425	$418,587
Aftermarket Services	45,904	42,857	172,958	147,531
Other	4,969	9,056	26,560	46,388
Elimination of inter-segment sales	(1,733)	(1,125)	(6,458)	(4,191)
	$181,874	$175,755	$688,485	$608,315

Operating Income (Loss):
Aerospace Systems	$14,604	$17,464	$54,046	$52,602
Aftermarket Services	1,494	1,453	7,627	12,735
Other	(4,200)	(13,715)	(14,989)	(19,099)
Corporate	(3,609)	(2,235)	(13,254)	(9,625)
	$8,289	$2,967	$33,430	$36,613

Depreciation and Amortization:
Aerospace Systems	$5,452	$5,131	$19,681	$16,433
Aftermarket Services	2,132	1,768	8,426	7,433
Other	297	1,106	2,276	4,249
Corporate	37	18	145	122
	$7,918	$8,023	$30,528	$28,237

Capital Expenditures:
Aerospace Systems	$2,103	$2,836	$12,060	$16,183
Aftermarket Services	2,632	1,943	6,182	5,741
Other	326	481	462	3,206
Corporate	6	12	62	316
	$5,067	$5,272	$18,766	$25,446

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended March 31, 2005 was $16.2 million with a margin of 8.9%.  EBITDA for the three months ended March 31, 2004 was $11.0 million with a margin of 6.3%.  EBITDA for the twelve months ended March 31, 2005 was $64.0 million with a margin of 9.3%. EBITDA for the twelve months ended March 31, 2004 was $64.9 million with a margin of 10.7%.

Management believes that EBITDA provides investors with an important perspective on the current underlying performance of the business by identifying non-cash expenses, interest and taxes included in income from continuing operations.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$4,870	$1,220	$15,809	$19,410

Add-back:
Income Tax Expense (Benefit)	50	(1,522)	4,596	4,991
Interest Expense and Other	3,369	3,269	13,025	12,212
Depreciation and Amortization	7,918	8,023	30,528	28,237

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$16,207	$10,990	$63,958	$64,850

Net Sales	$181,874	$175,755	$688,485	$608,315

EBITDA Margin	8.9%	6.3%	9.3%	10.7%

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